UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street, Morrisville, North Carolina 27560-5468

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2019, Syneos Health, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated August 1, 2017 (as amended by Amendment No. 1, dated as of May 4, 2018 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders party thereto, JPMorgan Chase Bank N.A. (“JPMorgan”), as Administrative Agent, and each of the other parties thereto. All capitalized terms not defined herein have the meaning ascribed to them in the Credit Agreement.

The Amendment, among other things, modifies the terms of the Credit Agreement to refinance the existing Term Facility comprising Term A Loans (the “Existing Term A Facility”) and Revolving Credit Commitments thereunder as follows:

(a) to increase the Existing Term A Facility by $587.5 million to $1.55 billion (the “Term A Facility”). $187.5 million of such increase was applied at closing to repay a portion of the Company’s existing Term B Loans and the fees and expenses incurred in connection with the Amendment, and the remaining $400.0 million will be available from time to time and may be funded in multiple draws within 9 months of closing and applied to further prepay Term B Loans and/or redeem, repay, defease or discharge all or a portion of our 7.500% senior unsecured notes due 2024; and

(b) to increase the existing Revolving Credit Commitments available from time to time by $100.0 million to $600.0 million, and reduce the margin spread applicable thereto by 0.25% overall, resulting in (i) for Adjusted Eurocurrency Rate loans, a margin spread of 1.50% and (ii) for alternate base rate loans, a margin spread of 0.50%, with a single 0.25% step-down based on the achievement of certain leverage ratios; and

(c) to extend the maturity such that the Term A Facility and Revolving Credit Commitments will mature 5 years from closing.

The Term A Facility and Revolving Credit Commitments will continue to be subject to the same affirmative covenants and negative covenants. The financial covenant will be set at a First Lien Leverage Ratio of 5.00:1.00 with a single step-down to 4.50:1.00 commencing with the fiscal quarter ending March 31, 2020. JPMorgan Chase Bank, N.A. has been appointed as the Administrative Agent with respect to the Credit Agreement and the other Loan Documents.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The foregoing disclosure in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 2 to the Credit Agreement, dated as of March 26, 2019, among the Company, the lenders party thereto, JPMorgan Chase Bank N.A., as Administrative Agent, and each of the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: March 28, 2019	/s/ Jason Meggs
	Name:	Jason Meggs
	Title:	Chief Financial Officer